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                                                                   Exhibit 10.26

                              EMPLOYMENT AGREEMENT
                              --------------------
                                   Alex Tellez
                                   -----------

     This Employment Agreement ("Agreement") is made and entered into on this ___ day of January, 2002, by and between Davox Corporation (the "Company" or "Davox") and Alex Tellez (hereinafter called the "Executive").

                                    RECITALS
                                    --------

     A. The Executive is currently employed as President & Chief Executive Officer of CELLIT, Inc.

     B. CELLIT, Inc. has merged with and into Dolphin Acquisition Corp., which is a wholly-owned subsidiary of Davox

     C. The Executive possesses intimate knowledge of the business and affairs of CELLIT, Inc.

     D. Davox values Executive's knowledge of the business affairs of CELLIT, INC. and desires to employ Executive.

     E. The Executive wishes to leave the employ of CELLIT, Inc. and become employed by Davox and is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

                                    ARTICLE I
                       Employment At-Will and Best Efforts
                       -----------------------------------

     1.1 Subject to Article III, Executive's employment with the Company is on an "at-will" basis. Either the Company or the Executive may terminate Executive's employment at any time, for any or no reason, with or without prior notice.

     1.2 During the period of Executive's employment by the Company, Executive shall devote his full time and best efforts to the Company's business, and he shall neither pursue any business opportunity outside the Company nor take any position with any organization other than the Company without the approval of the Company's Chief Executive Officer; provided, however, that Executive may participate in professional, civic, social and/or charitable activities that do not adversely affect his ability to carry out his responsibilities to the Company.

                                   ARTICLE II
                                  Compensation
                                  ------------

     2.1 The Executive shall be employed as Executive Vice President Engineering reporting to the President & Chief Executive Officer of Davox Corporation. Executive shall receive during the term of this Agreement a base salary at the annual rate of Two Hundred Thousand Dollars ($200,000). Executive's salary is subject to the review and discretion of Davox's Chief Executive Officer.

     2.2 Executive shall be eligible to participate in the Executive Incentive Compensation Program. Total combined incentive at 100% of plan for the year shall be equal to 50% of base salary. Eligibility is extended on a quarterly and annual basis subject to the terms and conditions of the the Incentive Compensation Plan. Bonus criteria is based on Executive and company performance. A copy of the plan shall be furnished to the executive annually.

     2.3 Executive shall be eligible to participate in all benefits plans offered by the Company subject to the general terms and conditions of each such plan, and as such plans are amended from time-to-time.

     2.4 Davox will grant employee the option to purchase 125,0000 shares of Davox's common stock. The option will be subject to the terms and conditions of Davox's Stock Option Plan and Davox's standard Stock Option Agreement, which will include, among other terms and conditions, a vesting schedule.

     2.5 Executive shall be eligible for vacation time each calendar year during the term of this Agreement, subject to the terms and conditions of the Company's standard vacation policy, as it is amended from time-to-time.

     2.6 Executive will be reimbursed for all authorized business expenses in a manner consistent with the Company's standard expense reimbursement policy, as it is amended from time-to-time.

     2.7 Executive's years of employment with CELLIT, Inc. shall be credited as years of service to the Company for purposes of all Company plans and policies.

                                   ARTICLE III
                                    Severance
                                    ---------
     3.1 Executive will be eligible for severance payments if terminated "for economic reason" as defined in Article 3.2 below. If terminated for economic reasons as defined herein, the Company shall continue Executive's then current base salary and medical benefits (at the Company's cost) for a period of six (6) months from the date of termination or until such time as Executive obtains new employment, whichever occurs first.

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     3.2 For purposes of this Article III, a termination "for economic reasons"
shall mean: (i) the Executive's inclusion in an economic layoff; (ii) the Executive's inclusion in a downsizing which results in the elimination of Executive's position; or (iii) a downsizing and/or reorganization which would require Executive to relocate more than seventy-five (75) miles.

     3.3 Receipt of the severance payment set forth in Article 3.1 is contingent upon Executive's execution of a release of claims in a form reasonably acceptable to the Company.

                                   ARTICLE IV
                                   Definitions
                                   -----------

     4.1 Company: The term "Company" in Articles V through XI, exclusively, of
         -------
this Agreement shall mean Davox Corporation and any parent, subsidiary, affiliate, successor or assign of Davox Corporation (including without limitation CELLIT, Inc. and its subsidiaries and affiliates).

     4.2 Confidential Information: The term "Confidential Information" shall
         ------------------------
mean any trade secret, proprietary or confidential information concerning the organization, personnel, business or finances of the Company, or of any third party which the Company is under an obligation to keep confidential, and that is maintained by the Company as confidential. Such Confidential Information shall include, but is not limited to, trade secrets, proprietary or confidential information respecting existing and future products and services, designs, methods, formulas, drafts of publications, research, know-how, techniques, systems, databases, processes, software programs or code, developments or experimental work, works of authorship, customer lists and/or customer information, business plans, marketing plans, financial information, sales techniques, projects, the Company's salary and/or pay rates, and other Company personnel information.

     4.3 Developments: The term "Developments" shall mean any invention,
         ------------
modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes, including, but not limited to, the Semiconductor Chip Protection Act, or subject to analogous protection).

                                    ARTICLE V
                           Disclosure of Developments
                           --------------------------

     5.1 Executive agrees that he will forthwith communicate in writing to the Board of Directors of the Company, or such officer or individual as the Board of Directors of the Company may from time to time designate, a full and complete disclosure of any and all Developments, research and other information, discoveries and improvements made, developed,

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conceived and/or reduced to practice by him, alone, or jointly with others (i)
while in the employ of the Company and (ii) during a one [1] year period following the termination of his employment or other association with the Company if such Developments, research, discoveries or improvements relate to the business of the Company.

         5.2 The business of the Company includes any technical or business interest that has been worked on by the Company in the past (including without limitation any technical or business interest of CELLIT, Inc. and its subsidiaries and affiliates), or in which there is work in progress at the Company during the period of Executive's employment with the Company. The business interests of the Company include Company operations or activities in the planning stages. Executive understands that this disclosure of Developments and the following assignment of Developments does not cover any of his patents or patents applications that are filed or based exclusively on inventions made by Executive before his employment or association with CELLIT, Inc.
             ------

                                   ARTICLE VI
                           Assignment of Developments
                           --------------------------

         6.1 If at any time or times during Executive's employment or other association with the Company (including Executive's employment or other association with CELLIT, Inc. and its subsidiaries and affiliates), Executive has in the past (either alone or with others) made, conceived, created, discovered, invented or reduced to practice any Development, and/or Executive shall going forward (either alone or with others) make, conceive, create, discover, invent or reduce to practice any Development, that (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith; or (ii) results from tasks assigned to Executive by the Company; or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, then all such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise. Executive shall promptly disclose to the Company (or any persons designated by it) each such Development. At the Company's expense, Executive hereby assigns all rights (including, but not limited to, rights to inventions, patentable subject matter, copyrights and trademarks) Executive may have or may acquire in the Developments and all benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

         6.2 Executive will assist, upon request, in locating writings and other physical evidence of the making of Executive's Developments and provide unrecorded information relating to them, and give testimony in any proceeding in which any of Executive's Developments or any application or patent directed thereto may be involved, provided that if Executive is no longer employed by the Company reasonable compensation shall be paid for such services. To the extent feasible, the Company will use its best efforts to request such assistance at times and places as will least interfere with any other employment of the Executive.

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         6.3 If the Company is unable, after reasonable effort, to secure
Executive's signature on any application for patent, copyright, trademark or other analogous protection or other documents regarding any legal protection relating to a Development assigned or assignable to the Company under this
Article VI, whether because of Executive's physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by Executive.

         6.4 Executive will promptly disclose to the Company all material which Executive has produced, composed or written, and which Executive shall produce, compose or write, individually or in collaboration with others, which arises out of work delegated to Executive by the Company. Executive agrees that all such material constitutes a work for hire, and at the expense of the Company, Executive hereby assigns to the Company all his interest in such copyrightable material and will sign all papers and do all other acts necessary to assist the Company to obtain copyrights on such material in any and all countries.

         6.5 Any Development relating to the Company's business made by Executive within one [1] year following the termination of his employment (and which is required to be disclosed in accordance with Section 5.1 above) shall be presumed to be owned by the Company.

         6.6 Executive represents that the Developments identified in the Appendix attached hereto, if any, comprise all the Developments that he has made or conceived prior to his employment by the Company, which Developments are excluded from this Agreement. Executive understands that it is only necessary to list the title of such Developments and the purpose thereof, but not details of the Development itself. IF THERE ARE ANY SUCH DEVELOPMENTS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE; OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS. ______________.

                                   ARTICLE VII
                                 Non-Disclosure
                                 --------------

         7.1 Executive agrees that he will not, at any time, whether during or after the termination of his employment, without first obtaining the written approval of the Board of Directors of the Company, or of such officer or individual as the Board of Directors of the Company may from time to time designate, divulge or disclose to any person or entity outside of the Company, whether by private communications or by public address or publication, or otherwise, any Confidential Information, except to the extent that such disclosure is necessary to perform Executive's duties and fulfill Executive's responsibilities as an employee of the Company or is required by law or legal process. All original and copies of any Confidential Information or other written materials relating to the business of the Company, however and whenever produced, shall be the sole property of the Company, and shall be surrendered to the Company upon termination of Executive's employment.

         7.2 Subject to Section 7.1, Executive shall keep confidential all matters entrusted to him and shall not use or attempt to use any Confidential Information, including confidential information related to third parties which the Company is obligated to maintain as confidential, except as may be required in the ordinary course of performing his duties as an employee of the Company, nor shall he use any Confidential Information in any manner which may injure or cause loss or may be calculated to injure or cause loss to the Company, whether directly or indirectly.

                                  ARTICLE VIII
                                 Non-Competition
                                 ---------------

         8.1 Executive agrees that while in the employ of the Company and for one [1] year thereafter (the "Restriction Term"), regardless of the reasons for his termination, Executive shall not, directly or indirectly, alone or as a consultant, partner, officer, director, employee, joint venturer, lender or stockholder of any entity (a) accept employment or establish any other relationship with any business within the United States that is in competition with the products or services created, developed or under development, manufactured or planning to be manufactured, marketed or planning to be marketed, distributed or planning to be distributed, sold or planning to be sold, by the Company at the time of his termination (collectively, the "Products and Services"), or (b) engage in any business or activity within the United States that is in competition with the Products and Services, provided, however, that the record or beneficial ownership of five [5] percent or less of the outstanding publicly traded capital stock of any entity shall not be deemed, in and of itself, to be in violation of this Article.

         8.2 Executive acknowledges and agrees that any violation by him of the terms of this Article by either accepting employment or establishing any other relationship that is in competition with the Company's Products and Services will result in the inevitable disclosure (either intentionally or otherwise) of the Company's valuable and sensitive Confidential Information.

                                   ARTICLE IX
                          Non-Solicitation Of Customers
                          ------------------------------

         9.1 Executive agrees that during the Restriction Term, regardless of the reasons for his termination from employment, he will not directly or indirectly, alone or as a consultant, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, solicit or do business in any capacity that competes with any of the Company's Products and Services with any customer of the Company or any potential customer of the Company (a) with whom Executive had contact during the course of his employment with the Company, or (b) about whom Executive obtained Confidential Information during the course of his employment with the Company.

                                    ARTICLE X
                     Non-Solicitation/Non-Hire Of Employees
                     ---------------------------------------

         10.1 Executive agrees that during the Restriction Term, regardless of the reasons for his termination, he will not directly or indirectly, alone or as a consultant, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, recruit, solicit for hire, hire or knowingly and with his involvement encourage (explicitly or implicitly) any company or business organization in which he is employed or which is directly or indirectly controlled by him to recruit, solicit for hire or hire any Company employee, agent, representative or consultant, or any such person who has terminated his/her relationship with the Company within six months of Executive's departure from the Company.

                                   ARTICLE XI
                                Company Property
                                ----------------

         11.1 Except for de minimis personal use, at Executive's cost, Executive agrees that during his employment he shall not make, use or permit to be used any Company Property otherwise than for the benefit of the Company. The term "Company Property" shall include all notes, memoranda, reports, lists, records, drawings, sketches, rolodexes, specifications, software programs, software code, data, computers, cellular telephones, pagers, palm pilots and their equivalents, credit and/or calling cards, keys, access cards, documentation or other materials of any nature and in any form, whether written, printed, electronic or in digital format or otherwise, relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs, and any other Company property in Executive's possession, custody or control. Executive further agrees that he shall not, after the termination of his employment, use or permit others to use any such Company Property. Executive acknowledges and agrees that all Company Property shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of his employment Executive shall deliver all Company Property in my possession, and all copies thereof, to the Company.

                                   ARTICLE XII
                          Acknowledgement By Executive
                          ----------------------------

         12.1 Executive acknowledges and confirms that (i) the restrictive covenants contained in this Agreement are reasonably necessary to protect the legitimate business interests of the Company, and (ii) the restrictions contained in this Agreement (including without limitation the length of the term of the provisions) are not overboard, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Agreement will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of

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the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Agreement. The Executive further acknowledges that the restrictions contained in this Agreement are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

                                  ARTICLE XIII
                               General Provisions
                               ------------------

         13.1 Executive agrees that this Agreement shall be binding upon him irrespective of the duration of his employment or other association with the Company, the reasons for the cessation of his employment or other association with the Company, or the amount of his wages and/or salary.

         13.2 Executive agrees that any breach of this Agreement by him will cause irreparable damage to the Company and in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violations of my obligations hereunder.

         13.3 This Agreement sets forth the complete, sole and entire agreement between the parties with respect to the subject matter herein and supersedes any and all other agreements, negotiations, discussions, proposals, or understandings, whether oral or written, previously entered into, discussed or considered by the parties, including that certain Amended and Restated Employment Agreement that Executive entered into with CELLIT, Inc. on November 19, 1998. Executive represents, warrants and agrees that entering into the instant Agreement, and the employment relationship with the Company, does not constitute a termination without cause by CELLIT, Inc. of Executive as that term is used in the Amended and Restated Employment Agreement. No modification or variation to this Agreement shall be deemed valid unless in writing and signed by the Company and Executive.

         13.4 Executive does not have the right to assign or delegate his rights or obligations hereunder to any other person and this Agreement shall be binding upon Executive's heirs, executors, administrators and legal representatives. The Company has the right to assign this Agreement by operation of law or otherwise, without notice, to any entity which acquires by merger or otherwise a majority voting interest in Company. This Agreement shall inure to the benefit of the successors and assigns of the Company.

         13.5 Executive represents and warrants to the Company that he is not under any obligations to any person, firm, corporation, or other business entity other than the Company, and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, the performance by him of any of the covenants hereunder or his duties in his employment with the Company. Executive has not entered into, and shall not enter into, any agreement either oral or written in conflict herewith.

         13.6 Any waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other

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provision hereof. In addition, any amendment to or modification of this
Agreement or any waiver of any provision hereof must be in writing and signed by the Company and Executive.

         13.7 The parties agree that each provision and the subparts of each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable by law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. The parties hereby further agree that the language of all parts of this agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

         13.8 The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         13.9 Executive acknowledges and agrees that the Company conducts business throughout the United States and that the Company has an interest in the uniform interpretation and enforcement of its Employment Agreements. Accordingly, the Company and Executive acknowledge and agree that this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such state, without giving effect to the principles of conflicts of laws of such state.

                                        9

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AGREED AND ACCEPTED:



Employee:   /s/ Alex Tellez                         Date: 1/10/02
            ------------------                            -------
            Alex Tellez

Witness:    /s/ Jose Villena                        Date: 1/10/02
            ----------------                              -------



Company:    Davox Corporation



            By: /s/ Paul R. Lucchese
               ---------------------
            Name: Paul R. Lucchese
                  ----------------
            Title: VP, General Counsel & Secretary
                   -------------------------------

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                    APPENDIX - TITLE/PURPOSE OF DEVELOPMENTS

         The following is a complete list of all Developments and the purpose of those Developments:

                                               X     No Developments
                                           --------

                                           ________  See Below

Developments and purpose:
------------------------

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                                       /s/ Alex Tellez
                                       ---------------
                                       Employee Signature


                                       Alex Tellez
                                       -----------
                                       Print Name

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